Exhibit 1.1

32,500,000 Shares

AFFINION GROUP HOLDINGS, INC.

COMMON STOCK, PAR VALUE $0.01

UNDERWRITING AGREEMENT

October     , 2007

October     , 2007

Morgan Stanley & Co. Incorporated

Deutsche Bank Securities Inc.

Banc of America Securities LLC

Citigroup Global Markets Inc.

c/o Morgan Stanley & Co. Incorporated

      1585 Broadway

      New York, New York 10036

Ladies and Gentlemen:

Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 32,500,000 shares of the common stock, par value $0.01 of the Company (the “Firm Shares”).

Certain stockholders of the Company named in Schedule II hereto (collectively, the “Selling Stockholders”) severally propose to issue and sell to the several Underwriters not more than an additional 4,875,000 shares of their common stock, par value $0.01 of the Company (the “Additional Shares”), each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in Schedule II hereto, if and to the extent that Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., Banc of America Securities LLC and Citigroup Global Markets Inc. (collectively, the “Managers”), as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”. The shares of common stock, par value $0.01, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”. The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus”. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus included in the Registration Statement at the time it became effective, together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

Deutsche Bank Securities Inc. (“Deutsche Bank”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The Shares to be sold by Deutsche Bank and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company hereby confirms its engagement of Morgan Stanley & Co. Incorporated (“Morgan Stanley”) as, and Morgan Stanley hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter”, within the meaning of Section (b)(15) of Rule 2720 of the National Association of Securities Dealers, Inc. ( the “NASD”) with respect to the offering and sale of the Shares. The annual distribution rate on the Shares shall not be lower than that recommended by Morgan Stanley.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to the Managers before first use, the Company has not prepared, used or referred to, and will not, without the Managers’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to be so qualified or in good standing would not, individually or in the aggregate, have (i) a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”) or (ii) any development that may reasonably be expected to result in a Material Adverse Effect.

(e) (i) Each of the Company’s subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, with corporate (or similar organizational) power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus; and each subsidiary is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect; (ii) all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and (iii) the capital stock or other ownership interests of each subsidiary owned by the Company, directly or indirectly, is owned free from liens, encumbrances and defects except liens, encumbrances or defects in connection with the Company’s credit agreement dated as of October 17, 2005, as amended (the “Credit Agreement”), as otherwise disclosed in the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect.

(f) This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and subject to bankruptcy, insolvency, fraudulent transfer, reorganization moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale and the Prospectus.

(h) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and nonassessable.

(i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights, which have not otherwise been waived.

(j) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Shares by the Company, except (i) such as may be required under the blue sky or securities laws of any jurisdiction in which the Shares are offered and sold, and (ii) where the failure to obtain such consents, approvals, authorizations or orders would not adversely affect the Underwriters and as would not have a Material Adverse Effect.

(k) The execution, delivery and performance by the Company of this Agreement, and the issuance and sale of the Shares and compliance with the terms and provisions herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, (ii) any agreement or instrument to which the Company is a party or by which the Company is bound (which is material to the Company and its subsidiaries as a whole) or to which any of the properties of the Company is subject, including any financial covenants or ratio requirements under any indenture, loan, credit agreement or other instrument to which the Company is a party or by which it or any of them may be bound or (iii) the charter or by-laws of the Company except, in the case of clause (i), such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has full corporate power and authority to authorize, issue and sell the Shares as contemplated by this Agreement.

(l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus.

(m) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o) The Company is not, and as of the Closing Date, the Company will not be, required to register as an investment company under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and as of the Closing Date and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, the Company will not be an “investment company” as defined in the Investment Company Act.

(p) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(q) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(r) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury

Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC (provided that the Company does not make any representations with respect to the proceeds of the offering to be received by affiliates of the Underwriters as contemplated by the Time of Sale Prospectus and the Prospectus).

(s) Except as disclosed in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries, to the knowledge of the Company, (i) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be likely to lead to such a claim.

(t) Except as disclosed in the Time of Sale Prospectus and the Prospectus and for this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance of Shares.

(u) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as otherwise have been complied with or waived in connection with the issuance and sale of the Shares contemplated hereby and except as described in the Time of Sale Prospectus.

(v) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(w) Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and good title to all other properties and assets owned by them (other than the Intellectual Property Rights, as defined below, which is covered by Section 1(x) below), in each case free from all liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and (assuming such leases are binding and enforceable against the other parties thereto) enforceable leases (except as may be limited by applicable law and subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, regardless of whether enforcement is sought in a proceeding in law or in equity) with such exceptions as do not or would not reasonably be expected to materially interfere with the use made or to be made thereof by them.

(x) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(y) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be likely to have a Material Adverse Effect.

(z) To the best of their knowledge after due inquiry, except as disclosed in the Time of Sale Prospectus and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are in compliance with, and conduct their business in conformity with, all U.S. federal, state and foreign marketing, privacy and insurance laws, rules and regulations as they reasonably believe to be applicable to them in connection with conducting their business as described in the Time of Sale Prospectus and the Prospectus.

(aa) The Company and its subsidiaries possess all material approvals, permits and licenses issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(bb) The financial statements included in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the combined financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis, except as disclosed in the Time of Sale Prospectus and the Prospectus; and the assumptions used in preparing the pro forma financial statements included in the Time of Sale Prospectus and the Prospectus provide a reasonable basis in the Company’s sole discretion for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(cc) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith which the Company is required to comply with, on or prior to the date of the Prospectus or the Closing Date (as defined below), including Section 402 related to loans.

(ee) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or any equivalent organizational document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than in the cases of clauses (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.

(ff) Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, each of the Company and its subsidiaries is insured by nationally recognized insurers with coverage in such amounts and with such deductibles and covering such risks as are generally deemed prudent and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect. Neither the Company nor any subsidiary has been denied any insurance coverage that it has sought or for which it has applied.

(gg) Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, employment arrangements, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(hh) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(ii) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(jj) The Company has not offered, or caused Morgan Stanley to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and Wells Fargo Bank, N.A., as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) in the case of the Apollo Selling Stockholder (as defined in Schedule II hereof) or Wyndham Worldwide Corporation, any provision of such Selling Stockholder’s limited liability company agreement, charter, bylaws or other organizational documents, as applicable, (iii) any agreement or other instrument binding upon such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except in the case of clauses (i), (iii) and (iv) for such contraventions as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, of such Selling Stockholder, taken as a whole (a “Selling Stockholder MAE”), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as have already been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or where the failure to obtain such consents, approvals, authorizations or orders would not adversely affect the Underwriters’ ability to consummate the transactions hereunder and would not have a Selling Stockholder MAE.

(c) Such Selling Stockholder is, and immediately prior to each Time of Delivery such Selling Stockholder will be, except with respect to the registered ownership of such Shares at such times as the Custodian is the registered owner, the sole registered and beneficial owner of the Shares to be sold by such Selling Stockholder hereunder, free and clear of all claims, security interests, liens, equities or other encumbrances, and has the legal right and power, and all authorization and approval required by law (other than any law that would not otherwise prevent such Selling Stockholder from carrying out its obligations hereunder), to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder; and, upon delivery of such Shares as directed by the Underwriters, to a nominee designated by The Depository Trust Company (“DTC”) and the crediting of such Shares on the records of DTC to securities accounts of the respective Underwriters and payment therefor pursuant hereto, (i) DTC will be a “protected purchaser” (as defined under Section 8-303 of the Uniform

Commercial Code of Delaware (the “Delaware UCC”)) provided that it has no “notice” of an adverse claim within the meaning of Section 8-105 of the Delaware UCC, (ii) the respective Underwriters will acquire a security entitlement in respect of such Shares under Section 8-501 of the Uniform Commercial Code of New York (the “New York UCC”) and (iii) no action based on an adverse claim to such security entitlement may be asserted against the respective Underwriters provided that they have no “notice” of such adverse claim within the meaning of Section 8-105 of the New York UCC.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.

(e) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (i) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph apply only to statements in the Registration Statement, the Time of Sale Prospectus or the Prospectus furnished to the Company by such Selling Stockholder expressly for use in such Registration Statement, Time of Sale Prospectus and Prospectus, it being understood that the only such information furnished by (x) the Apollo Selling Stockholder consists of the following information: the statements contained with respect to the Apollo Selling Stockholder under the captions “Prospectus Summary—Principal Stockholders” and “Principal and Selling Stockholders” and (y) each Selling Stockholder other than the Apollo Selling Stockholder consists of the statements contained with respect to such Selling Stockholder under the caption “Principal and Selling Stockholders”.

3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $[•] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Managers may determine) that bears the same proportion to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders, severally and not jointly, agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 4,875,000 Additional Shares at the Purchase Price. The Managers may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Managers may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Subject to the immediately following paragraph, each Seller hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (4) publicly announce the intention to do any of the foregoing.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b)(i) the issuance by the Company (or the exercise of an option or conversion of a security preceding such issuance by the Selling Stockholders) of shares of Common Stock upon the exercise of an option or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (ii) the issuance by the Company (or the exercise of warrants preceding such issuance by the Selling Stockholders) of shares of Common Stock upon the exercise of the warrants outstanding on the date hereof which are described in the Time of Sale Prospectus and any transfer of shares of Common Stock by a Selling Stockholder to the Company upon the cashless exercise of such warrants, (c) transactions by a Selling Stockholder relating to shares of Common Stock or other securities acquired in open market transactions (including transactions in connection with the Directed Share Program) after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (d) transfers by a Selling Stockholder of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (e) distributions or transfers by a Selling Stockholder of shares of Common Stock or any security convertible into Common Stock to partners, members, stockholders or affiliates of the Selling Stockholders, (f) the issuance of up to 4,500,000 shares of Common Stock (or options, warrants or convertible securities in respect thereof) in connection with a bona fide merger or acquisition transaction, provided that the shares of Common Stock (or such options, warrants and convertible securities so issued) are subject to the terms of a lock-up letter having provisions that are substantially the same as the provisions of Exhibit D to this Agreement, and (g) the filing by the Company with the Commission of any Registration Statement on Form S-8; provided that in the case of any transfer or distribution pursuant to clause (d) or (e), (i) each donee or distributee or transferee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Stockholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 180-day restricted period. In addition, each Selling Stockholder, agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Each Selling Stockholder individually consents as to itself to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by such Selling Stockholder except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the

180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless in either case, Morgan Stanley on behalf of the Underwriters waives in writing such extension. The Company shall promptly notify Morgan Stanley of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

4. Terms of Public Offering. The Sellers are advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Managers judgment is advisable. The Sellers are further advised by the Managers that the Shares are to be offered to the public initially at $[•] a share (the “Public Offering Price”) and to certain dealers selected by the Managers at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] a share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to each such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October [•], 2007, or at such other time on the same or such other date, not later than October [•], 2007, as shall be designated in writing by the Managers. The time and date of such payment are hereinafter referred to as the “Closing Date”.

Payment for any Additional Shares shall be made to the Selling Stockholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2007, as shall be designated in writing by the Managers.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Managers shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Managers on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus that, in the Managers’ judgment, is material and adverse and that makes it, in the Managers’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate on behalf of the Company may rely upon his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Akin Gump Strauss Hauer & Feld LLP, outside counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit A.

(d) The Underwriters shall have received on the Closing Date an opinion from Todd H. Siegel, Executive Vice President of Business and Legal Affairs and General Counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

(e) The Underwriters shall have received on the Closing Date an opinion of Akin Gump Strauss Hauer and Feld LLP, counsel for the Selling Stockholders, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

(f) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated the Closing Date, in a form reasonably satisfactory to Morgan Stanley.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between the Managers and the stockholders, officers and directors of the Company identified on Schedule IV to this Agreement relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Managers on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Managers on the applicable Option Closing Date of such documents as the Managers may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company and the Selling Stockholders. The Company covenants, on the one hand, with respect to Sections 7(a)-(i) below, and the Selling Stockholders, severally and not jointly, on the other hand, with respect to Section 7(j) below, covenant with each Underwriter that:

(a) The Company will furnish to the Managers, without charge, [•] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Managers in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in

Sections 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Managers may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company will furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) The Company will furnish to the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably object.

(d) The Company will not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith the Company will prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares, as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith the Company will prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Managers will furnish to the Company) to which Shares may have been sold by the Managers on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g) The Company will endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request; provided that the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(h) The Company will make generally available to the Company’s security holders and to the Managers as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(j) Each Selling Stockholder, severally and not jointly, covenants to execute the necessary documents evidencing the Shares to be sold by such Selling Stockholder hereunder and deliver such documents to the Custodian on the Closing Date, with a signature appropriately guaranteed, for delivery by the Custodian, pursuant to the provisions of this Agreement.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Sellers’ obligations under this Agreement, including: (a) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (b) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (c) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum; (d) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD; (e) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on The New York Stock Exchange (the “NYSE”); (f) the cost of printing certificates representing the Shares; (g) the costs and charges of any transfer agent, registrar or depositary; (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show; (i) the document production charges and expenses associated with printing this Agreement; (j) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (k) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. If the Company is responsible for the fees and expenses of counsel to the Underwriters that have been incurred in connection with the filing and clearing of the offering with the NASD, such provision should include any counsel fees incurred on behalf of or disbursements by Morgan Stanley in its capacity as “qualified independent underwriter”. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution”, Section 11 entitled “Directed Share Program Indemnification” and the last paragraph of Section 13 below, the

Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, all travel and lodging expenses of representatives and employees of the Underwriters incurred by them in connection with the roadshow and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 of the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) of the Securities Act, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers for use therein. The Company also agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 of the NASD’s Conduct Rules in connection with the offering of the Shares, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley’s or such controlling person’s willful misconduct. The indemnity agreement set forth in this Section 10(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (ii) each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, it being understood that the only such information furnished by such Selling Stockholder consists of the following information: (x) in the case of the Apollo Selling Stockholder, the statements with respect to the Apollo Selling Stockholder contained under the captions “Prospectus Summary—Principal Stockholders” and “Principal and Selling Stockholders” and (y) in the case of each Selling Stockholder other than the Apollo Selling Stockholder, the statements with respect to such Selling Stockholder contained under the caption “Principal and Selling Stockholders” (from the information provided by such Selling Stockholder in writing expressly for inclusion in the Registration Statement); provided that the liability under this subsection of each such Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto, it being understood that the only such information furnished by the Underwriters consists of the following information: (i) the statements contained in the seventh, twelfth and fourteenth paragraphs under the caption “Underwriting” and (ii) the statements contained in the second and third sentences in the paragraph relating to the offering being conducted in accordance with NASD Conduct Rule 2710(h).

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all

Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 10(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a “qualified independent underwriter” and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel required to be paid by the indemnifying party as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities 1) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or 2) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(1) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of a Seller on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts but before expenses, to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder under this Agreement, and it is understood that nothing in this Section 10 shall otherwise affect the fact that the Sellers’ obligations hereunder are several and not joint, as set forth in this Agreement.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (i) acceptance of and payment for any of the Shares.

11. Directed Share Program Indemnification. (i)(a)The Company agrees to indemnify and hold harmless Deutsche Bank, each person, if any, who controls Deutsche Bank within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Deutsche Bank within the meaning of Rule 405 of the Securities Act (“Deutsche Bank Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (b) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (c) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (d) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Deutsche Bank Entities.

(a) In case any proceeding (including any governmental investigation) shall be instituted involving any Deutsche Bank Entity in respect of which indemnity may be sought pursuant to Section 11(a), the Deutsche Bank Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Deutsche Bank Entity, shall retain counsel reasonably satisfactory to the Deutsche Bank Entity to represent the Deutsche Bank Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Deutsche Bank Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Deutsche Bank Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Deutsche Bank Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Deutsche Bank Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Deutsche Bank Entities. Any such separate firm for the Deutsche Bank Entities shall be designated in writing by Deutsche Bank. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Deutsche Bank Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Deutsche Bank Entity shall have requested the Company to reimburse it for fees and expenses of counsel required to be paid by the indemnifying party as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Deutsche Bank Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Deutsche Bank, effect any settlement of any pending or threatened proceeding in respect of which any Deutsche Bank Entity is or could have been a party and indemnity could have been sought hereunder by such Deutsche Bank Entity, unless such settlement includes an unconditional release of the Deutsche Bank Entities from all liability on claims that are the subject matter of such proceeding.

(b) To the extent the indemnification provided for in Section 11(a) is unavailable to a Deutsche Bank Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Deutsche Bank Entity thereunder, shall contribute to the amount paid or payable by the Deutsche Bank Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Deutsche Bank Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 11(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(c)(i) above but also the relative fault of the Company on the one hand and of the Deutsche Bank Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Deutsche Bank Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Deutsche Bank Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Deutsche Bank Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Deutsche Bank Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(c) The Company and the Deutsche Bank Entities agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Deutsche Bank Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(c). The amount paid or payable by the Deutsche Bank Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Deutsche Bank Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Deutsche Bank Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Deutsche Bank Entity has otherwise been required to pay. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(d) The indemnity and contribution provisions contained in this Section 11 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (i) any investigation made by or on behalf of any Deutsche Bank Entity or the Company, its officers or directors or any person controlling the Company and (ii) acceptance of and payment for any of the Directed Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by the Managers to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange, the NASDAQ National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United

States or other relevant jurisdiction shall have occurred, (d) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (e) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Managers’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (e), makes it, in the Managers’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Managers and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either the Managers or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (a) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (b) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of (i) any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, (ii) any termination pursuant to Section 12(b) hereof, or (iii) if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. Notwithstanding the foregoing, if this Agreement shall be terminated by the Managers pursuant to clauses (a), (c), (d) or (e) of Section 12 hereof, the Sellers shall not be obligated to so reimburse the Underwriters.

14. Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person; (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Managers in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to 100 Connecticut Avenue, Norwalk Connecticut 06850; Attention: Todd H. Siegel, with a copy to Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, New York, New York 10022, Attention: Rosa A. Testani; if to the Apollo Selling Stockholder, shall be delivered, mailed or sent to Apollo Management, L.P., 9 West 57th Street, New York, New York 10022, Attention: Laurie D. Medley, with a copy to Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, New York, New York 10022, Attention: Michelle Hsu; if to Wyndham Worldwide Corporation, shall be delivered, mailed or sent to Wyndham Worldwide Corporation, Seven Sylvan Way, Parsippany, New Jersey 07054, Attention Lynn Feldman; and in case of the other Selling Stockholders, c/o Todd H. Siegel, 100 Connecticut Avenue, Norwalk, Connecticut 06850.

Very truly yours,

AFFINION GROUP HOLDINGS, INC.

By:
Name:
Title:

Acting on behalf of the Selling Stockholders named in Schedule II hereto, acting severally

By:
Attorney-in Fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

Deutsche Bank Securities Inc.

Banc of America Securities LLC

Citigroup Global Markets Inc.

Acting severally on behalf of themselves and

the several Underwriters named in

Schedule I hereto

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated

Deutsche Bank Securities Inc.

Banc of America Securities LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Bear, Stearns & Co. Inc.

Goldman, Sachs & Co.

JP Morgan Securities Inc.

Lehman Brothers Inc.

UBS Investment Bank

Total:	32,500,000

II-1

SCHEDULE II

Selling Stockholder	Number of Additional Shares to be Sold
The “Apollo Selling Stockholder”:

Affinion Group Holdings, LLC

The other Selling Stockholders:

Wyndham Worldwide Corporation

Mike Brown

Andrew Charwat

Concetta Cinque

Ron Clarke

Sally Dickter

Lynn Doonan

Brian Fisher

Dave Ford

Mark Fraser

Bill Graham

Brian Higdon

Greg Hilinski

Chris Johnson

John Martz

Greg Miller

Darryl Nipps

II-1

Michael Rauscher

Fred Rodriquez

Mary Rusterholz-Platt

Jenn Sanders

Lorien Saumier

Matt Schlabig

Frank Smith

Kim Southard

Paul Stramoski

James Villamana

Vilma Viola

Total:	4,875,000

II-2

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus dated September 21, 2007

2.	Pricing Information: Price to Public and Number of Shares

3.	Free Writing Prospectus dated October 9, 2007

III-1

SCHEDULE IV

Stockholders, Officers and Directors who have entered into Lock-up Agreements*

Nathaniel J. Lipman

Thomas A. Williams

Robert G. Rooney

Todd H. Siegel

Thomas J. Rusin

Steven E. Upshaw

Brian J. Dick

Marc E. Becker

Robert B. Hedges, Jr.

Matthew H. Nord

Stan Parker

Eric L. Press

Kenneth Vecchione

Eric L. Zinterhofer

Rich Srednicki

Apollo Investment Fund V, L.P.

Affinion Group Holdings B, LLC

*	Excludes those Selling Stockholders who are party to this Agreement

IV-1

EXHIBIT A

Opinion of Akin Gump Strauss Hauer and Feld LLP, Counsel to the Company

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties and to carry on its business as described in the Time of Sale Prospectus and the Prospectus;

2.	Each subsidiary of the Company organized in Delaware (that is identified on a certificate executed by the Company in which the Company advises such counsel that those listed entities constitute all of the subsidiaries of the Company organized in Delaware) is validly existing in good standing under the laws of the State of Delaware, with corporate, limited liability company or other power and authority to own its properties and to carry on its business as described in the Time of Sale Prospectus and the Prospectus;

3.	The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company; this Agreement has been duly executed and delivered by the Company;

4.	The authorized capital stock of the Company (including the Shares to be sold by the Company) conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus under the caption “Description of Capital Stock”;

5.	The Shares of Common Stock to be sold by the Selling Stockholders pursuant to this Agreement have been duly authorized and validly issued, are fully paid and non assessable;

6.	The Shares of Common Stock to be sold by the Company pursuant to this Agreement have been duly authorized and, when issued and delivered by the Company to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Certificate of Incorporation of the Company, the Material Agreements (as defined below) or under the DGCL;

7.	The statements (a) in the Time of Sale Prospectus and the Prospectus under the captions “Certain Relationships and Related Party

Transactions”, “Description of Capital Stock”, “Shares Eligible for Future Sale”, and “Underwriting” and (b) in Items 14 and 15 of Part II of the Registration Statement, in each case, insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly summarize the legal matters or documents referred to therein in all material respects;

8.	The statements in the Time of Sale Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences”, insofar as such statements purport to summarize the United States federal tax laws referred to therein, are correct in all material respects;

9.	The Company is not, and after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds therefrom as described in the Time of Sale Prospectus and the Prospectus, will not be, an investment company required to register under the Investment Company Act of 1940, as amended;

10.	No order, consent, permit or approval of or filing with, any New York or federal governmental authority under Included Laws (defined below) is required on the part of the Company for the execution and delivery of this Agreement in connection with the issuance or sale of the Shares by the Company, except for (a) such as may be required under any foreign securities laws, or state securities laws or Blue Sky laws; (b) such as have been made or obtained under the Securities Act and the Exchange Act, (c) such approvals as may be required by the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and (d) such other orders, consents, permits, approvals or filings as have been made or obtained on or prior to the date hereof;

11.

The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (a) violate the Amended and Restated Certificate of Incorporation or By-laws of the Company, (b) violate, breach or result in a default under any agreement filed as an exhibit to the Registration Statement that will continue to be in effect after giving effect to the application of the proceeds from the offering of the Shares to be sold by the Company (each a “Material Agreement”); provided, however, that such counsel need not express any opinion as to the effect of the performance of the Company of its obligations under this Agreement with respect to its compliance with financial covenants in any Material Agreement and provided further that if any Material Agreement is governed by the laws of a jurisdiction other than New York, such counsel may assume such Material Agreement is governed by the laws of the State of New York or (c) constitute any violation of any Included Laws of any court or any public, governmental

2

or regulatory agency or body having jurisdiction over the Company (other than federal securities laws and the rules and regulations of the Commission thereunder, applicable state or foreign securities or Blue Sky laws or the rules and regulations of FINRA, or Section 10 of this Agreement, as to which such counsel need not express any opinion); For purposes of this opinion, “Included Laws” means the current DGCL, as currently in effect and those current statutes, rules or regulations of any governmental, legislative, judicial, administrative or regulatory body of the State of New York and the United States of America by which the Company is bound, that such counsel, in the exercise of customary professional diligence, recognized as applicable to the transactions of the type contemplated by this Agreement. The term Included Laws specifically excludes (a) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof, (b) Laws relating to land use, zoning and building code issues, taxes, environmental issues, intellectual property Laws, antitrust issues and Federal Reserve Board margin regulation issues and (c) New York Blue Sky laws;

12.	The opinion shall state: Because the primary purpose of such counsel’s professional engagement was not to establish or confirm factual matters or financial, accounting or market share information, and because many determinations involved in the preparation of the Time of Sale Prospectus and the Prospectus are of a wholly or partially non-legal character, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Time of Sale Prospectus and the Prospectus (other than those referred to in paragraphs (7) and (8) of this opinion) and such counsel makes no representation that such counsel has independently verified the accuracy, completeness or fairness of such statements.

13.	The opinion shall also state: However, in the course of such counsel’s acting as special counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus, prior to the filing of the Registration Statement and the Prospectus, such counsel participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed, and such counsel reviewed certain corporate records and documents furnished to such counsel by the Company.

3

Based on such counsel’s participation in such conferences and conversations, such counsel’s review of the records and documents as described above, such counsel’s understanding of the U.S. federal securities laws and the experience such counsel has gained in its practice thereunder, such counsel advises the Underwriters that:

(A) each of the Registration Statement and the Prospectus (except for the financial statements, financial schedules and other financial and accounting data included therein, as to which such counsel need not express any view) at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and (B) no information has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement (except for the financial statements, financial schedules and other financial and accounting data included therein, as to which such counsel need not express any view) at the time the Registration Statement became effective and on the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements, financial schedules and other financial and accounting data included therein, as to which such counsel need not express any view) as of [                 PM] on the date of this Agreement (which the Underwriters shall have informed such counsel is a time prior to the time of the first sale of the Shares by the Underwriters) and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements, financial schedules and other financial and accounting data included therein, as to which such counsel need not express any view) as of its date and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4

EXHIBIT B

Opinion from Todd H. Siegel, Executive Vice President of Business and

Legal Affairs and General Counsel for the Company

1.	The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

2.	Each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

3.	All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable.

4.	The capital stock or other ownership interests of each subsidiary owned by the Company, directly or indirectly, is owned free from liens, encumbrances and defects, except liens, encumbrances or defects to be in place on the date hereof in connection with the Credit Agreement, as otherwise disclosed in the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect.

5.	The Shares of Common Stock to be sold by the Company pursuant to this Agreement have been duly authorized and, when issued and delivered by the Company to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and will not have been issued in violation of, or subject to, any preemptive or similar rights.

6.	The execution and delivery by the Company of this Agreement and the Company’s performance of its obligations hereunder will not breach or otherwise violate any existing obligation of or restriction on the Company under the orders, judgments or decrees binding on the Company and that are identified on the Officer’s Certificate of the Company.

7.	Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Shares; and, to my knowledge, no such actions, suits or proceedings are threatened.

8.	The statements in (a) the Time of Sale Prospectus and in the Prospectus under the captions “Risk Factors – Our business is increasingly subject to U.S. and foreign governmental regulation, which could impede our ability to market our programs and services and may reduce our profitability”, “Business - Governmental and Regulatory Matters”, and “Business - Legal Proceedings” and (b) the Registration Statement in Item 15, in each case, insofar as such statements constitute a summary of the legal matters, laws, documents or legal proceedings or legal conclusions referred to therein, have been reviewed by such counsel and fairly summarize, in all material respects, the matters referred to therein.

2

EXHIBIT C

Opinion of Akin Gump Strauss Hauer and Feld LLP, Counsel to the Selling Stockholders

1.	This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders;

2.	The execution, delivery and performance of the Underwriting Agreement, the Power of Attorney and the Custody Agreement by each Selling Stockholder does not, and the consummation by each Selling Stockholder of the transactions contemplated thereby will not (a) to the extent such Selling Stockholder is not a natural person, result in a violation of the charter, bylaws, limited partnership agreement or similar organizational documents of such Selling Stockholder or (b) result in a violation of any (i) statute, rule or regulation of any Included Law or (ii) judgment, decree or order of any court or any public, governmental or regulatory agency or body of the State of New York or the United States of America having jurisdiction over such Selling Stockholder that is identified on a certificate executed by such Selling Stockholder in which the Selling Stockholder advises such counsel that those listed judgments, orders and decrees constitute all of the judgments, orders and decrees material to such Selling Stockholder that could adversely interfere with the transactions contemplated by the Underwriting Agreement, the Power of Attorney and the Custody Agreement (except that such counsel need not express any opinion regarding the provisions of Section 10 of this Agreement);

3.	Affinion Group Holdings, LLC has the limited liability company power to enter into each of the Underwriting Agreement, the Custody Agreement and the Power of Attorney. Wyndham Worldwide Corporation has the corporate power to enter into each of the Underwriting Agreement, the Custody Agreement and the Power of Attorney.

4.	No order, consent, permit or approval of or filing with, any New York or federal governmental authority under Included Laws is required on the part of the Selling Stockholders for the execution and delivery of the Underwriting Agreement, the Custody Agreement and the Power of Attorney in connection with the sale, transfer or delivery of the Additional Shares by such Selling Stockholders, except for (a) such as may be required under any foreign securities laws, or state securities laws or Blue Sky laws; (b) such as have been made or obtained under the Securities Act and the Exchange Act, (c) such approvals as may be required by the rules and regulations of FINRA and (d) such other orders, consents, permits, approvals or filings as have been made or obtained on or prior to the date hereof.

5.	Assuming that the Underwriters acquire the Shares being sold to them pursuant to the Underwriting Agreement without notice of an adverse claim thereto, upon (a) the payment of the portion of the purchase price for such Shares specified in Section 5 of the Underwriting Agreement in accordance with the terms of the Underwriting Agreement, (b) delivery to the Underwriters of the [ ] Shares to be sold by the Selling Stockholders evidenced by the certificate numbers specified in such opinion and (c) the acquisition by the Underwriters of control of such Shares, the Underwriter will acquire all rights the transferor had or had power to transfer in such Shares free of any adverse claim and will be a protected purchaser thereof (as such terms are defined in Article 8 of the Uniform Commercial Code of the State of New York);

6.	(a) The execution and delivery of the Power of Attorney and the Custody Agreement by each Selling Stockholder has been duly authorized by all necessary corporate, limited liability company or other action on the part of the Selling Stockholder, to the extent that such Selling Stockholder is not a natural person. (b) The Power of Attorney and the Custody Agreement have been duly and validly executed and delivered by each of the Selling Stockholders. (c) The Power of Attorney and the Custody Agreement constitute the valid and binding obligation of each of the Selling Stockholders, enforceable against such Selling Stockholder in accordance with its terms, subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution;

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EXHIBIT D

[FORM OF LOCK-UP LETTER]

                    , 2007

Morgan Stanley & Co. Incorporated

Deutsche Bank Securities Inc.

Banc of America Securities LLC

Citigroup Global Markets Inc.

c/o	Morgan Stanley & Co. Incorporated
1585 Broadway New York, NY 10036

Dear Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Affinion Group Holdings, Inc., a Delaware corporation (the “Company”) and the selling stockholders named therein, providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of 32,500,000 shares (the “Shares”) of the Common Stock of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or (4) publicly announce the intention to do any of the foregoing, whether any such transaction described in clause (1) or (3) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the Shares to be sold pursuant to the Underwriting Agreement, (b) the issuance by the Company (or the exercise of warrants preceding such issuance by the undersigned) of shares of Common Stock upon the exercise of the warrants outstanding on the date hereof which are described in the Time of Sale Prospectus and any transfer of shares of Common Stock by the undersigned to the Company upon the cashless exercise of such warrants, (c) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (d) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (e) distributions or transfers of shares of Common Stock or any security convertible into Common Stock to partners, members, stockholders or affiliates of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (d) or (e), (i) each donee or distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless in either case, Morgan Stanley, on behalf of the Underwriters, waives in writing such extension.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

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Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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